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                                                                    Exhibit 21.1

                          SUBSIDIARIES OF REGISTRANT

                             INTERSIL CORPORATION
                          SUBSIDIARIES OF REGISTRANT
                             AS OF MARCH 1, 2002

                                             STATE OR OTHER JURISDICTION OF
            SUBSIDIARY NAME                           INCORPORATION
            ---------------                  ------------------------------

U.S.
Intersil Communications, Inc.                          Delaware
Choice-Intersil Microsystems, Inc.                     Kansas
Interbond, LLC                                         Delaware
Intersil Americas Inc.                                 Delaware
Intersil Investment Company                            Delaware
Intersil (FL), LLC                                     Delaware
Intersil (OH), LLC                                     Delaware
Intersil (PA), LLC                                     Delaware
Intersil Prism, LLC                                    Delaware
Intersil-NWN Holding, LLC                              Delaware
SiCOM, Inc.                                            Delaware


CARIBBEAN
---------
Intersil Foreign Sales Corporation                     Barbados West Indies
Sapphire Worldwide Investments Inc.                    British Virgin Islands

ASIA
----
Intersil China Limited                                 Hong Kong, PRC
Intersil K. K.                                         Japan
Intersil YH                                            Korea
Intersil Advanced Technology (Labuan) Ltd.             Federation of Labuan,
                                                       Malaysia
Intersil Services Company Sdn. Bhd.                    Malaysia
Intersil Pte. Ltd.                                     Singapore
Intersil Ltd.                                          Taiwan


EUROPE
------
Intersil S.A.                                          Belgium
Intersil Sarl                                          France
Intersil GmbH                                          Germany
Intersil Srl                                           Italy
Intersil Holding GmbH                                  Switzerland
Intersil Europe Sarl                                   Switzerland
Intersil B.V.                                          The Netherlands
Intersil Wireless B.V.                                 The Netherlands
No Wires Needed (NWN) B.V.                             The Netherlands
Intersil Limited                                       United Kingdom
Intersil Luxembourg Participations Sarl                Luxembourg